Registration No. 33-_______________.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                           --------------------------


                              COMFORCE Corporation
               (Exact Name of Issuer as specified in its charter)

           Delaware                                     36-2262248
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


              2001 Marcus Avenue
            Lake Success, New York                        11042
   (Address of principal executive offices)             (Zip Code)

                              COMFORCE Corporation
                         Long-Term Stock Investment Plan
                              (Full Title of Plan)

                              Christopher P. Franco
                             Chief Executive Officer
                              COMFORCE Corporation
                               2001 Marcus Avenue
                          Lake Success, New York 11042
                     (Name and address of agent for service)

                                 (516) 328-7300
          (Telephone number, including area code, of agent for service)
                           ---------------------------


                                    Copy to:
                            David G. Edwards, Esquire
                            Doepken Keevican & Weiss
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
    Title of Securities           Amount to be         Proposed Maximum             Proposed Maximum               Amount of
      to be Registered           Registered (1)         Offering Price                  Aggregate            Registration Fee (2)
                                                         per Share (2)             Offering Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par               3,074,372                $7.35                     $22,585,149                  $7,788
value


(1) Plus any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Registrant's Long-Term Stock Investment Plan. The Registrant is not registering hereunder 925,628 shares of Common Stock issued or issuable upon the exercise of options granted prior to December 15, 1995 under the Registrant's Long-Term Stock Investment Plan.

(2) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for 1,055,000 shares at $6.75 per share, outstanding options for 215,000 shares at $6.00 per share, outstanding options for 23,000 shares at $7.313 per share, outstanding options for 74,850 shares at $18.375 per share, outstanding options for 24,200 shares at $14.75 per share, outstanding options for 23,500 shares at $15.375 per share, outstanding options for 795 shares at $15.625 per share, outstanding options for 31,000 shares at $9.00 per share, outstanding options for 12,000 shares at $7.625 per share, outstanding options for 3,000 shares at $11.625 per share, outstanding options for 3,000 shares at $18.50 per share, outstanding options for 3,000 shares at $27.00 per share, outstanding options for 1,500 shares at $7.50 per share, outstanding options for 1,000 shares at $18.75 per share, outstanding options for 1,000 shares at $22.75 per share, outstanding options for 20,000 shares at $7.25 per share, outstanding options for 3,000 shares at $7.125 per share, outstanding options for 112,500 shares at $7.375 per share, outstanding options for 5,000 shares at $18.00 per share, outstanding options for 10,000 shares at $8.00 per share, outstanding options for 50,025 shares at $12.25 per share, outstanding options for 150 shares at $12.50 per share, outstanding options for 200 shares at $17.50 per share, outstanding options for 25 shares at $13.75 per share, outstanding options for 150 shares at $13.375 per share, outstanding options for 620 shares at $14.50 per share, outstanding options for 60 shares at $12.75 per share, outstanding options for 30,000 shares at $16.75 per share and outstanding options for 10,000 shares at $5.875 per share; and (ii) pursuant to Rule 457(c) for the remaining 1,400,797 shares registered hereunder (the average ($6.52) of the high ($6.656) and low ($6.375) prices for the Registrant's Common Stock on the American Stock Exchange on July 22, 1997.

     In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants by COMFORCE Corporation (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company is not registering hereunder 925,628 shares of Common Stock issued or issuable upon the exercise of options granted to any person prior to December 15, 1995 under the Company's Long-Term Stock Investment Plan.

     The following reoffer prospectus filed as part of the Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of Common Stock to be acquired by "affiliates" of the Company (as defined in Rule 405 under the Securities Act) upon the exercise or acquisition by such affiliates of options or Common Stock heretofore or hereafter granted under the Company's Long-Term Stock Investment Plan.

REOFFER PROSPECTUS

     This Prospectus is being used in connection with the offering from time to time by employees and non-employee directors (the "Selling Stockholders") of COMFORCE Corporation, a Delaware corporation (the "Company"), who may be deemed "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") that have been or may be acquired by them pursuant to the Company's Long-Term Stock Investment Plan.

     The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling
Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the American Stock Exchange in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. The Company will not be entitled to any of the proceeds from such sales, although the Company will, with respect to the Company's Long-Term Stock Investment Plan, receive the exercise price in cash upon the exercise of the options pursuant to which the shares of Common Stock are acquired by the non-employee directors party thereto.

     The Selling Stockholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Stock is traded on the American Stock Exchange under the symbol "CFS". On July 22, 1997, the closing price of the Common Stock as reported on the American Stock Exchange was $6.50 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 28, 1997

                                TABLE OF CONTENTS


                                                                            Page

Available Information .........................................................2
Incorporation of Certain Documents ............................................3
The Company....................................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................8
Selling Stockholders...........................................................9
Description of the Company's Securities.......................................10
Plan of Distribution..........................................................12
Legal Matters.................................................................12
Experts.......................................................................12

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), in Washington, D.C., a Registration Statement on Form S-3, together with all amendments and exhibits thereto (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained upon written request from the Public Reference Section of the Commission at the address set forth above upon payment of prescribed fees. The Commission also maintains a Web site at "http://www.sec.gov" which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected at the Public Reference Section of the Commission or the Commission's regional offices at the addresses set forth above or accessed through the Commission's Web site identified above, and copies of such material may be obtained upon written request from the Public Reference Section of the Commission upon payment of prescribed fees.

     The Common Stock of the Company is listed on the American Stock Exchange and such reports, proxy material and other information are also available for inspection at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1.   Annual Report on Form 10-K for the Year ended December 31, 1996.
     2. Amendment No. 1 to Annual Report on Form 10-K/A for the Year ended December 31, 1996.
     3. Amendment No. 1 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed November 8, 1997.
     4. Amendment No. 1 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed November 19, 1997.
     5. Amendment No. 2 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed September 3, 1996.
     6. Amendment No. 2 to Current Report on Form 8-K/A dated February 4, 1997, amending original Current Report on Form 8-K filed November 8, 1997.
     7. Amendment No. 2 to Current Report on Form 8-K/A dated February 4, 1997, amending original Current Report on Form 8-K filed November 19, 1997.
     8. Amendment No. 3 to Current Report on Form 8-K/A dated February 3, 1997, amending original Current Report on Form 8-K filed May 23, 1996.
     9. Current Report on Form 8-K dated March 14, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated April 14, 1997.
     10. Current Report on Form 8-K dated July 10, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated July 11, 1997.
     11.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.
     12. The description of the Company's Common Stock included in the Registration Statement on Form 8-A filed October 10, 1985, as amended by Amendment No. 1 thereto on Form 8-A/A dated July 25, 1997.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Company's Long-Term Stock Investment Plan are available without charge by contacting: Linda Connolly, Shareholder Services, COMFORCE Corporation, 2001 Marcus Road, Lake Success, New York 11042, telephone (516) 328-7300.

                                   THE COMPANY

     COMFORCE Corporation is a provider of technical staffing, consulting and outsourcing solutions focused on the high technology needs of businesses. The Company provides services through its highly-skilled labor force that includes computer programmers, engineers, technicians, scientists and researchers. The Company's customers include telecommunication equipment manufacturers, telecommunication service providers (wireline and wireless), computer software and hardware manufacturers, aerospace and avionics firms, utilities and national research laboratories. The Company maintains its headquarters in Lake Success, NY and has over 30 branch offices throughout the United States to enable it to meet the needs of national as well as local customers. The Company employs approximately 3,800 persons, and maintains a proprietary database of over 110,000 prospective employees with expertise in the technical disciplines served by the Company.

     The Company serves customers in three principal sectors -- telecommunications, information technology ("IT") and technical services. In the telecommunications sector, the Company provides staffing for wireline and wireless communications systems development, satellite and earth station deployment, network management and plant modernization. In the information technology sector, the Company provides staffing for specific projects requiring highly specialized skills such as applications programming and development, client/server development, systems software architecture and design, systems engineering and systems integration. In the technical services sector, the Company provides staffing for national laboratory research in such areas as environmental safety, alternative energy source development and laser technology, and provides highly-skilled labor meeting diverse commercial needs in the avionics and aerospace, architectural, automotive, energy and power, pharmaceutical, marine and petrochemical fields.

     The Company's objective is to be the leading provider of technical staffing, consulting and outsourcing solutions for the high technology needs of businesses.

     The Company was incorporated in Illinois in 1954 and became a Delaware corporation through its merger with a Delaware subsidiary in 1969. It maintains its headquarters at 2001 Marcus Avenue, Lake Success, New York 11042. The Company's telephone number is (516) 328-7300 and its address on the World Wide Web is www.comforce.com.

                                  RISK FACTORS

     Prospective purchasers of the Common Stock offered hereby should consider carefully the factors set forth below, as well as other information contained in this Prospectus, before making a decision to purchase the Common Stock offered hereby. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those projected or suggested in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below as well as those discussed elsewhere in this Prospectus.

Absence of Combined Operating History; Potential Inability to Integrate Acquired Businesses

     The Company's technical staffing business has been developed principally through the acquisition of established technical staffing businesses, all of which have been acquired since October 1995. Prior to their acquisition by the Company, each of these acquired companies operated as a separate independent entity. There can be no assurance that the Company's management group will be able to adequately manage the combined entity and effectively implement the Company's strategy or effectively integrate the businesses acquired. If the Company is unable to integrate the management personnel needed to manage the acquired businesses, if such personnel are unable to achieve anticipated performance levels or if the Company is unable to implement effective controls, the Company's business, financial condition and results of operations could be adversely affected. Future operating results will depend upon many factors, including fluctuations in the economy, the degree and nature of competition, demand for the Company's services, and the Company's ability to integrate the operations of acquired businesses, to recruit and place staffing professionals, to expand into new markets, and to maintain margins in the face of pricing pressures.

Future Capital Needs; Uncertainty of Financing; Potential Dilution

     The Company will need to obtain additional financial resources to fund its strategy of growth through acquisition, geographic expansion and market development. The Company can give no assurance that (i) additional financing will be available or, if available, that it will be available on terms acceptable to the Company, or (ii) its existing capital resources, the amounts available for borrowing under its lines of credit with its lenders or its cash flow from operations, will either individually or collectively be sufficient to fund future acquisitions or satisfy its working capital requirements. There also can be no assurance that the Company or any of the acquired businesses will generate positive cash flow.

     If additional funds are raised by issuing equity securities, the Company's stockholders may experience dilution. Further, such equity securities may have rights, preferences, or privileges senior to those of the Common Stock. To the extent the Company finances its activities by issuing debt securities, the Company may become subject to certain financial and other covenants which may restrict its ability to pursue its strategy of growth through acquisition. There can be no assurance that adequate equity or debt will be available as needed or on terms acceptable to the Company.

A lack of available funds may require the Company to delay, scale back or eliminate all or some of its market development and acquisition projects and could have a material adverse effect on the Company's business, financial condition and results of operations.

Reliance  on  Acquisitions   for  Company  Growth  and  Risks   Associated  with
Acquisitions

     The ability of the Company to achieve growth through acquisition will depend on a number of factors, including the availability of attractive acquisition opportunities, the availability of funds needed to complete acquisitions, the availability of working capital needed to fund the operations of acquired businesses and the effect of existing and emerging competition on operations. The Company has recently consummated several acquisitions. These acquisitions may not achieve levels of revenue, profitability or productivity comparable to those of the Company's existing operations or may not otherwise perform as expected. Acquisitions also involve special risks, including risks associated with unanticipated liabilities and contingencies, diversion of management attention and possible adverse effects on earnings resulting from increased goodwill amortization, increased interest costs, the issuance of additional securities and difficulties related to the integration of the acquired business. The Company is actively seeking additional acquisition opportunities, although the Company has no agreements, understandings or plans regarding any material acquisitions at this time. There can be no assurance that the Company will be able to successfully identify additional suitable acquisition candidates, complete additional acquisitions or integrate acquired businesses into its operations.

Limited Experience in Managing Rapid Growth

     The Company's officers have had limited experience in managing companies as large and as rapidly growing as the Company. The Company's strategy of continuing its growth and expansion will place additional demands upon the Company's current management and will require additional information systems and management, operational and other financial resources. Not all factors affecting the Company's growth are within the control of the Company. The Company's ability to manage growth successfully will require the Company to continue to enhance its operational, management, financial and information systems and controls. No assurance can be given that the Company will be able to manage its expanding operations and, if the Company's management is unable to manage growth effectively, the Company's business, financial condition and results of operations could be materially adversely affected.

Risks Related to the Loss of Key Customers

     As is common in the staffing industry, the Company's engagements to provide services to its customers are generally non-exclusive, of a short-term nature and subject to termination by the customer with little or no notice. For the fiscal year 1996, sales to one customer accounted for more than 19% of the Company's revenues. The loss of or a material reduction in the revenues from this customer or any of the Company's other significant customers could have an adverse effect on the Company's business, results of operations and financial condition.

Dilution and Depression of Market Price of Common Stock

     The exercise of the Company's warrants and the conversion into Common Stock of the Company's convertible Preferred Stock at prices below the market price may result in substantial dilution to existing stockholders. In addition, the Company has previously registered the shares of Common Stock issuable upon conversion of the Company's outstanding Preferred Stock and is hereby registering under the Securities Act the shares issuable on exercise of certain of the Company's outstanding warrants and on conversion of the Company's convertible Preferred Stock making such shares freely tradeable upon issuance. Although the Company is unable to predict the effect that sales of Common Stock may have on the then prevailing market price of the shares of the Common Stock, such sales may have a negative effect on such market price.

Effect of Fluctuations in the General Economy

     Demand for staffing services is significantly affected by the general level of economic activity in the country. Companies use staffing services to manage personnel costs and changes in staffing needs due to business fluctuations. When economic activity increases, employees from staffing companies are often added before full-time employees are hired. As economic activity slows, many companies reduce their usage of employees from staffing companies before undertaking layoffs of their regular employees. In addition, the Company may experience more competitive pricing pressure during such periods of economic downturn. Therefore, any significant economic downturn could have a material adverse effect on the Company's business.

Liabilities for Customer and Employee Actions

     Staffing service providers are in the business of employing people and placing them in the workplace of other businesses. An attendant risk of such activity includes possible claims by customers of employee misconduct or negligence, including claims of discrimination and harassment, employment of illegal aliens and other similar claims. The Company has policies and guidelines in place to reduce its exposure to these risks. However, a failure to follow these policies and guidelines may result in negative publicity and the payment by the Company of money damages or fines. Although the Company historically has not had any significant problems in this area, there can be no assurance that the Company will not experience such problems in the future. The Company is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors, misuse of customer proprietary information or theft of customer property. Although the Company maintains insurance, due to the nature of the Company's assignments, in particular its access to customer information systems and confidential information, and the potential liability with respect thereto, there can be no assurance that insurance coverage will continue to be available or that it will be adequate to cover any such liability.

Increases in Unemployment Insurance Premiums and Workers' Compensation Rates

     The Company is required to pay unemployment insurance premiums and workers' compensation benefits for its billable employees. Unemployment insurance premiums are set annually by the states in which employees perform services and could increase as a result of, among other things, increased levels of unemployment and the lengthening of periods for which unemployment benefits are available. Workers' compensation costs have increased as various states in which the Company conducts operations have raised levels of compensation and liberalized allowable claims. The Company may incur costs related to workers' compensation claims at rates higher than anticipated if higher than anticipated losses or an increase in the number or the severity of claims is experienced. In addition, the Company's costs could increase as the result of any future health care reforms. Certain federal and state legislative proposals have included provisions extending health insurance benefits to billable employees who do not presently receive such benefits. There can be no assurance that the Company will be able to increase the fees charged to its customers in a sufficient amount to cover increased costs related to workers' compensation and unemployment insurance. Further, there can be no assurance that the Company will be able to obtain or renew workers' compensation insurance coverage in amounts and types desired at reasonable premium rates.

Potential Impairment of Intangible Assets

     As of June 30, 1997, more than 50% of the Company's total assets were intangible assets. These intangible assets substantially represent amounts attributable to goodwill recorded in connection with the Company's acquisitions and are generally amortized over a five to forty year period, resulting in significant annual charges. Various factors could impact the Company's ability to generate the earnings necessary to support this amortization schedule, including fluctuations in the economy, the degree and nature of competition, demand for the Company's services, and the Company's ability to integrate the operations of acquired businesses, to recruit and place staffing professionals, to expand into new markets and to maintain gross margins in the face of pricing pressures. Although management does not believe any impairment has occurred through the date of this Prospectus, the failure of the Company to generate earnings necessary to support the amortization charge may result in an impairment of the asset. The resulting write-off could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Availability of Qualified Staffing Personnel

     The Company depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its customers. Competition for individuals with proven skills in certain areas, particularly information technology and telecommunications, is intense. The Company competes for such individuals with other providers of technical staffing services, systems integrators, providers of outsourcing services, computer systems consultants, customers and personnel agencies. The Company must continually evaluate, train and upgrade its base of available personnel to keep pace with changing customers' needs and emerging technologies. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers and on economic terms acceptable to the Company. In addition, although the Company's employment agreements contain non-compete covenants, there can be no assurance that the Company can effectively enforce such agreements against its former employees.

Highly Competitive Market; Limited Barriers to Entry

     The staffing services industry is highly competitive and has low barriers to entry. Heightened competition for customers as well as for technical personnel could adversely impact the Company's margins. Heightened competition for customers could result in the Company being unable to maintain its current fee scales without being able to reduce the personnel costs of its billable employees. Shortages of qualified technical personnel, which currently exist in some technical specialties and could occur in the future, may result in the Company being unable to fulfill its customers' needs. Moreover, customers could employ technical staff directly (rather than using the Company's services) to ensure the availability of such personnel. Many of the Company's competitors have greater marketing, financial and personnel resources than the Company does and could provide increased competition to the Company. The Company expects that the level of competition will remain high in the future, which could have a material adverse effect on the Company. Additionally, in certain markets the Company has experienced significant pricing pressure from some of its competitors.

Dependence on Key Personnel

     The Company is highly dependent on its management. The Company's success depends upon the availability and performance of James L. Paterek, the Chairman of the Company, Christopher P. Franco, the Chief Executive Officer of the Company, and Michael Ferrentino, the President of the Company. The loss of services of any of these key persons could have a material adverse effect upon the Company. The Company has entered into employment agreements with all of such individuals. The Company does not maintain key man life insurance on any of these individuals.

Control by Insiders

     Current management of the Company currently controls more than one-quarter of the Company's outstanding shares of Common Stock. As a result, such persons are expected to have the ability to significantly influence all issues submitted to the Company's stockholders including with respect to its management and the selection of its Board of Directors. Such concentration of ownership could limit the price that certain investors might be willing to pay in the future for shares of Common Stock and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Anti-Takeover Provisions

     Certain provisions of the Company's Certificate of Incorporation and Bylaws authorize the issuance of "blank check" Preferred Stock and the establishment of advance notice requirements for director nominations and actions to be taken at stockholder meetings. These provisions could discourage or impede a tender offer, proxy contest or other similar transaction involving control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices and other transactions that they may deem to be in their best interests. In particular the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management of the Company more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. For example, the Company could issue shares of Preferred Stock with extraordinary voting rights or liquidation preferences to make it more difficult for a hostile acquiror to gain control of the Company. In addition to the anti-takeover effect of the issuance of preferred stock, holders of preferred stock have a preferred position over holders of common stock on liquidation, the right to a fixed or minimum dividend before any dividend is paid (or accrued) on common stock, and the right to approve certain extraordinary corporate matters.

No Cash Dividends

     The Company anticipates that for the foreseeable future its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends on its Common Stock. In addition, the Company's revolving credit facility prohibits the payment of cash dividends on the Common Stock without the lender's consent.

Potential Environmental Liability

     The Company, through a predecessor company that was engaged in manufacturing activities, has been named as one of 80 defendants in a case alleging that the defendants disposed of hazardous substances at a site in Gary, Indiana. Management and its counsel cannot determine whether a negative outcome is probable regarding the Company's potential liability at this site. Although the Company is entitled to be indemnified for any environmental liabilities in connection with disposal of hazardous substances at this site, no assurance can be given that the Company will be effectively indemnified or will not otherwise ultimately sustain liability for disposing of hazardous substances.

Possible Volatility of Stock Price

     From time to time, there has been and may continue to be significant volatility in the market price for the Company's Common Stock. Quarterly operating results of the Company or of other staffing companies, changes in general conditions in the economy, the financial markets or the staffing industry, natural disasters or other developments could cause the market price of the Company's Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Stockholders. However, if the holders of Options to purchase shares of Common Stock under the Company's Long-Term Stock Investment Plan ("Options") exercise Options in order to sell the underlying shares (which are registered hereby), the Company will receive the amount of the exercise prices of any Options so exercised. The Company cannot predict when or if it will receive proceeds from the exercise of Options, or the amount of any such proceeds. The Company intends to use the proceeds, if any, received from the exercise of Options for working capital purposes. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the shares of Common Stock issuable upon the exercise of Options held by any affiliate of the Company (as defined in Rule 405 under the Securities Act) granted under the Company's Long-Term Stock Investment Plan ("Selling Stockholders"). In cases where the Selling Stockholder serves or has served within the past three years as an officer, director or employee of the Company or any of its subsidiaries or has had another material relationship with the Company, this relationship is noted. All of the shares offered hereby shares issued or issuable upon the exercise of Options granted under the Company's Long-Term Stock Investment Plan, including Options which are not presently exercisable. Non-employee directors are entitled to receive Options to purchase 10,000 shares of Common Stock annually, and the Company's Stock Option Committee or Board of Directors may award additional Options to such non-employee directors and other directors, officers, employees and agents from time to time. This Prospectus may be supplemented from time to time to include additional shares of Common Stock issuable upon the exercise of Options which may hereafter be granted to affiliates of the Company.

                                                                        Shares                 Shares               Shares
                                                                  Beneficially Owned         Offered          Beneficially Owned
       Name                         Position                      Prior to Offering           Hereby        After the Offering(1)
James L. Paterek               Chairman(2)                           1,947,572(2)             281,250        1,666,322 (11.9%)

Christopher P. Franco          Chief Executive Officer,              1,002,294(3)             112,500          889,794  (6.4%)
                               Director(3)
Michael Ferrentino             President, Director(4)                2,393,012(4)             281,250        2,111,762 (15.1%)

Paul J. Grillo                 Vice President-Finance and               50,000(5)              50,000                     -0-
                               Chief Financial Officer(5)
Andrew Reiben                  Director of Finance and                  40,000(6)              40,000                     -0-
                               Chief Accounting Officer(6)
Malcolm High                   Corporate Controller(7)                  10,000(7)              10,000                     -0-

Glen Miller                    Director(8)                              20,000(8)              20,000                     -0-

Richard Barber                 Director(8)                              20,000(8)              20,000                     -0-

Keith Goldberg                 Director(8)                              20,000(8)              20,000                     -0-

Marc Werner                    Director(9)                              10,000(9)              10,000                     -0-

----------

(1) Assumes all of the shares offered hereby will be sold; however, each Selling Stockholder has advised that he has no present intention to sell the shares offered hereby.

(2) From 1995 to February 1997, Mr. Paterek served as a consultant to the Company and in February 1997 he assumed his present positions. The shares beneficially owned by include (i) 1,666,322 shares currently held of record by him and (ii) 281,250 shares issuable to him upon exercise of a currently exercisable Option at an exercise price of $6.75 per share.

(3) From 1995 to February 1997, Mr. Franco served as the Company's Executive Vice President Company and in February 1997 he assumed his present positions. The shares beneficially owned by Mr. Franco include (i) 889,794 shares currently held of record by him and (ii) 112,500 shares issuable to him upon exercise of a currently exercisable Option at an exercise price of $6.75 per share.

(4) Mr. Ferrentino has served as the Company's President and as a Director since 1995. The shares beneficially owned by Mr. Ferrentino include (i) 999,794 shares currently held of record by him, (ii) 281,250 shares issuable to him upon exercise of a currently exercisable Option at an exercise price of $6.75 per share, (iii) 889,794 shares held of record by Christopher P. Franco which are subject to a voting agreement among him, Mr. Ferrentino, and Kevin W. Kiernan, a Vice President of COMFORCE Telecom, Inc. under which Mr. Ferrentino has voting power (the "Voting Agreement"), and (iv) 222,174 shares held of record by Mr. Kiernan which are subject to the Voting Agreement.

(5) Mr. Grillo has served as Vice President--Finance and Chief Financial Officer of the Company since July 1996. The shares shown as beneficially owned by Mr. Grillo are issuable upon the exercise of an Option at an exercise price of $18.00 per share, which Option is currently exercisable as to 25% of the shares shown and is to become exercisable as to the balance of the shares over a three-year period.

(6) Mr. Reiben has served as Chief Accounting Officer of the Company since February 1996 and as Director of Finance of the Company since April 1997. The shares shown as beneficially owned by Mr. Reiben are shares issuable upon the exercise of an Option at an exercise price of $7.00 per share, which Option is currently exercisable as to 25% of the shares shown and is to become exercisable as to the balance of the shares over a three-year period.

(7) Mr. High has served as Corporate Controller of the Company since March 1997. The shares shown as beneficially owned by Mr. High are shares issuable upon the exercise of an Option at an exercise price of $8.00 per share, which Option is to become exercisable over a four-year period.

(8) Such individual has served as a non-employee director of the Company since December 1995. The shares shown as beneficially owned by this individual include
(i) 10,000 shares issuable to him upon exercise of a currently exercisable Option at an exercise price of $6.75 per share and (ii) 10,000 shares issuable to him upon exercise of an Option at an exercise price of $16.75 per share, which Option becomes exercisable in October 1997.

(9) Mr. Werner has served as a non-employee director of the Company since May 1997. The shares shown as beneficially owned by Mr. Werner will become exercisable at a price of $5.875 per share in May 1998.


                     DESCRIPTION OF THE COMPANY'S SECURITIES

General

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock having a par value of $.01 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share, which may be issued in one or more series with such rights and preferences as determined by the Board of Directors. As of July 22, 1997, the Company had issued and outstanding capital stock consisting of 13,718,948 shares of Common Stock and 500 shares of Series F Preferred Stock. In addition, as of the date of this Prospectus, there were options and warrants to purchase an additional 3,953,824 shares of Common Stock issued and outstanding.

     The following summary description of the Company's capital stock does not purport to be complete and is qualified in its entirety by this reference to the Company's Certificate of Incorporation and Bylaws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

     The holders of the Common Stock are entitled to one vote per share of record on all matters to be voted upon by stockholders. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company's Certificate of Incorporation or Bylaws. Cumulative voting is not permitted with respect to the election of directors.

     The holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. Subject to the rights of holders of Preferred Stock, if any shares of Preferred Stock are then outstanding, in the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to participate equally, share for share, in all assets remaining after payment of liabilities.

     The holders of Common Stock are entitled to receive ratably such dividends as the Board of Directors may declare out of funds legally available therefor, when and if so declared. The payment by the Company of dividends, if any, rests within the discretion of its Board of Directors and will depend upon the Company's results of operations, financial condition and capital expenditure plans, as well as other factors considered relevant by the Board of Directors.

Preferred Stock

     The  Company's  Certificate  of  Incorporation   authorizes  the  Board  of
Directors to issue shares of Preferred Stock in one or more series and to establish such relative voting, dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors may determine without further approval of the Stockholders of the Company.

     On October 25, 1996, the Board authorized the issuance of up to 10,000 shares of Preferred Stock, par value $0.01 per share, designated the Series F Convertible Preferred Stock ("Series F Preferred Stock"). As subsequently modified by agreement of the Company and the holders, each share of Series F Preferred Stock will, (i) at the option of the holder or (ii) automatically on the second anniversary of the date of issuance, be converted into such number of shares of Common Stock determined by dividing $1,000 plus all accrued, unpaid dividends thereon by the per share conversion price. The conversion price is 83% of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion date, subject to certain limitations. Holders of shares of Series F Preferred Stock are entitled to cumulative dividends of 5% per annum, payable quarterly on the first day of March, June, September and December in each year, payable in cash or Common Stock (valued at the closing price on the date of declaration), at the Company's election. The Series F Preferred Stock has a liquidation preference over the Common Stock in the event of any liquidation or sale of the Company. Except as otherwise provided by law, the holders of Series F Preferred Stock are not entitled to vote. As of June 30, 1997, there were 500 shares of Series F Preferred Stock outstanding with a liquidation value of $500,000.

     Except for the Series F Preferred Stock, there are no other series or classes of Preferred Stock with currently outstanding shares. All the shares of all other series or classes of Preferred Stock previously authorized by the Company's Board have been repurchased by the Company, canceled or converted into Common Stock and are not subject to reissue.

     The issuance of any additional series of Preferred Stock, and the relative powers, preferences, rights, qualifications, limitations and restrictions of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, the then-existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of Preferred Stock. The issuance of additional series of Preferred Stock by the Board of Directors could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a person or group to gain control of the Company. At the date of this Prospectus, there are no plans, agreements or understandings relative to the issuance of any shares of Preferred Stock.

Delaware Law

     Certain provisions of the General Corporation Law of the State of Delaware, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

     Section  203 of the  General  Corporation  Law of  the  State  of  Delaware
prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder unless (i) prior to such date, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (ii) upon becoming an interested stockholder the stockholder then owned at least 85% of the voting stock, as defined in Section 203; or (iii) subsequent to such date, the business combination is approved by both the Board of Directors and by at least 66-2/3 of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, the Company to date has not made this election.

     Section 203 excludes from the definition of "interested stockholder" any stockholder of the Company that owned over 15% of the Company's stock on December 23, 1987, so long as such holder continues to own over 15% of the Company.

Transfer Agent

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock may be sold from time to time to purchasers in regular way brokerage transactions on the American Stock Exchange or in privately negotiated transactions. Sales effected through the facilities of the American Stock Exchange or otherwise will be effected at such prices as may be obtainable and are satisfactory to the respective Selling Stockholders.

     Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. The Company will not be entitled to any of the proceeds from such sales, although the Company will, with respect to the Stock Option Plan, receive the exercise price in cash upon the exercise of the options under which the shares of Common Stock are acquired by the non-employee directors party thereto.

     The Selling Stockholders and any dealer participating in the distribution of any of the shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any broker or dealer participating in any distribution of shares of Common Stock in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and if so deemed will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the shares of Common Stock from or through such broker or dealer.

     In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

     The validity of the Common Stock being  offered  hereby will be passed upon
for  the  Company  by  Doepken,   Keevican  &Weiss   Professional   Corporation,
Pittsburgh, Pennsylvania.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been incorporated herein in reliance on the report of Coopers & Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of RHO Company Incorporated which are incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto which is incorporated herein by reference, and have been so incorporated in reliance upon the authority of said firm as experts in giving said report.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1.   Annual Report on Form 10-K for the Year ended December 31, 1996.
     2. Amendment No. 1 to Annual Report on Form 10-K/A for the Year ended December 31, 1996.
     3. Amendment No. 1 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed November 8, 1997.
     4. Amendment No. 1 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed November 19, 1997.
     5. Amendment No. 2 to Current Report on Form 8-K/A dated January 13, 1997, amending original Current Report on Form 8-K filed September 3, 1996.
     6. Amendment No. 2 to Current Report on Form 8-K/A dated February 4, 1997, amending original Current Report on Form 8-K filed November 8, 1997.
     7. Amendment No. 2 to Current Report on Form 8-K/A dated February 4, 1997, amending original Current Report on Form 8-K filed November 19, 1997.
     8. Amendment No. 3 to Current Report on Form 8-K/A dated February 3, 1997, amending original Current Report on Form 8-K filed May 23, 1996.
     9. Current Report on Form 8-K dated March 14, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated April 14, 1997.
     10. Current Report on Form 8-K dated July 10, 1997 and Amendment No. 1 to Current Report on Form 8-K/A dated July 11, 1997.
     11.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.
     12. The description of the Company's Common Stock included in the Registration Statement on Form 8-A filed October 10, 1985, as amended by Amendment No. 1 thereto on Form 8-A/A dated July 25, 1997.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock being  offered  hereby will be passed upon
for  the  Company  by  Doepken,   Keevican  &  Weiss  Professional  Corporation,
Pittsburgh, Pennsylvania.

Item 6. Indemnification of Directors and Officers

     The Company's Bylaws effectively provide that the Company, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto.

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company has entered into separate indemnification agreements with each of its outside directors which provides for indemnification of such directors to the fullest extent permitted by law. The Company may also enter into indemnification agreements with other directors, officers or employees or with anyone else it is permitted to indemnify under Delaware law, but has no present intention of doing so.

     The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits.

4.1 COMFORCE Corporation Long-Term Stock Investment Plan (included as Annex A to Definitive Proxy Statement filed with the Commission on June 30,
        1997).

4.2 Restated Certificate of Incorporation of the Company, as amended by Certificates of Amendment filed with the Delaware Secretary of State on June 14, 1987 and February 12, 1991 (included as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of the Company filed with the Commission on May 10, 1996 and incorporated herein by reference).

4.3 Bylaws of the Company, as amended and restated effective as of February 26, 1997 (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference)

5.1     Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2    Consent of Coopers & Lybrand L.L.P.

23.3    Consent of Arthur Andersen L.L.P.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

Item 9. Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Success, State of New York, on July 24, 1997.

                                COMFORCE Corporation
                                (Registrant)

                          By:   /s/   Christopher P. Franco
                                ------------------------------------------------
                                Christopher P. Franco, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, each of the members of the registrant's Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Success, State of New York, on July 24, 1997.


                                 /s/ Keith Goldberg
                                ------------------------------------------------
                                Keith Goldberg, Member of Stock Option Committee

                                /s/ Glen Miller
                                ------------------------------------------------
                                Glen Miller, Member of Stock Option Committee


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Ferrentino and Christopher P. Franco, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                           DATE
       ---------                       -----                           ----

 /s/ James L. Paterek           Chairman
 -------------------------                                         July 24, 1997
     James L. Paterek

 /s/ Christopher P. Franco      Chief Executive Officer,
 -------------------------      Secretary and Director             July 24, 1997
     Christopher P. Franco

 /s/ Michael Ferrentino         President and
 -------------------------      Director                           July 24, 1997
     Michael Ferrentino

 /s/ Paul Grillo                Chief Financial Officer
 -------------------------      (Principal Financial               July 24, 1997
     Paul Grillo                Officer)

  /s/ Andrew Reiben             Director of Finance and            July 24, 1997
 -------------------------      Chief Accounting Officer
      Andrew Reiben             (Principal Accounting Officer)


  /s/ Richard Barber             Director                          July 24, 1997
  -------------------------
      Richard Barber

  /s/ Keith Goldberg             Director                          July 24, 1997
  -------------------------
      Keith Goldberg

  /s/ Glen Miller                Director                          July 24, 1997
  -------------------------
      Glen Miller

  /s/ Marc Werner                Director                          July 24, 1997
  -------------------------
      Marc Werner